Exhibit 10.36

Redaction Copy

OBSIDIAN ENERGY LTD.

AMENDMENT AGREEMENT

Dated as of June 29, 2020

To the Holders of Notes Named in

        the Signature Pages Hereto (the “Holders”)

Ladies and Gentlemen:

Reference is made to:

(i)

the Note Purchase Agreement dated as of May 29, 2008 among Obsidian Energy Ltd. (formerly known as Penn West Petroleum Ltd.) (the “Company”) (as amended to (but not including) the date hereof, the “Series G NPA”) and, among others, the purchasers of the Series G Senior Guaranteed Notes issued thereunder (as amended to the date hereof, the “Series G Notes”);

(ii)

the Note Purchase Agreement dated as of March 16, 2010 among the Company (as amended to (but not including) the date hereof, the “Series S NPA”) and, among others, the purchasers of the Series S Senior Guaranteed Notes issued thereunder (as amended to the date hereof, the “Series S Notes”);

(iii)

the Note Purchase Agreement dated as of December 2, 2010 among the Company (as amended to (but not including) the date hereof, the “Series X/Y/Z NPA”) and, among others, the purchasers of the Series X Senior Guaranteed Notes issued thereunder (the “Series X Notes”), the Series Y Senior Guaranteed Notes issued thereunder (the “Series Y Notes”) and the Series Z Senior Guaranteed Notes issued thereunder (the “Series Z Notes” and, together with the Series X Notes and the Series Y Notes, collectively, as amended to the date hereof, the “Series X/Y/Z Notes”); and

(iv)

the Note Purchase Agreement dated as of November 30, 2011 among the Company (as amended to (but not including) the date hereof, the “Series EE NPA” and, together with the Series G NPA, the Series S NPA, and the Series X/Y/Z NPA, collectively, the “NPAs”) and, among others, the purchasers of the Series EE Senior Guaranteed Notes issued thereunder (as amended to the date hereof, the “Series EE Notes” and, together with the Series G Notes, the Series S Notes, and the Series X/Y/Z Notes, collectively, the “Notes”).

WHEREAS, the Holders and the Company have agreed to certain amendments to the NPAs; and

WHEREAS, all capitalized terms used and not defined herein have the respective meaning ascribed thereto in the NPAs.

NOW, THEREFORE, in consideration of the premises herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holders agree as follows:

1.	AMENDMENTS TO NPAs

Effective as of the Effective Date (as defined below), the NPAs are hereby amended as follows:

1.1 Section 7.1(n) (Monthly Meeting) of the NPAs is hereby amended and restated in its entirety to read as follows:

“(n) Monthly Meeting – without derogating from, limiting or otherwise affecting in any manner Section 7.1(m), the Company will, and will cause its chief executive officer and chief financial officer and the Company’s advisors (including, for certainty, its financial advisor), to offer a formal meeting (either in person or by telephone) with all of the holders, the holders’ legal counsel and the Financial Advisor on the 15th day of each calendar month commencing April 2020 and ending September 2020, inclusive, with respect to the sale and recapitalization process being undertaken by the Company and its advisors with respect to the Obsidian Parties or any of their assets, and if such offer is accepted by the holders, the Company will, and will cause its advisors, to conduct the same, as aforesaid;”.

1.2 Section 8.9 (June 2020 Fees) of the NPAs is hereby amended and restated in its entirety to read as follows:

“8.9 2020 Fees.

The Company shall pay to each holder the following fees:

(a) a fee of [REDACTED]% ([REDACTED] Basis Points) of the aggregate amount of the Notes outstanding as of June 30, 2020 held by such holder, payable on June 30, 2020 (the “June 2020 Fees”); and

(b) a fee of [REDACTED]% ([REDACTED] Basis Points) of the aggregate principal amount of Notes outstanding as of September 15, 2020 held by such holder, payable on September 15, 2020 (the “September 2020 Fees”); provided that such September 2020 Fees shall only be payable if on September 15, 2020 the last day of the Term Period (as defined in the Bank Facility) remains November 30, 2021.

Payment of the June 2020 Fees and the September 2020 Fees (to the extent such September 2020 Fees are payable pursuant to this Section 8.9) shall be made in the manner and to the account for payment of principal and interest in respect of the Notes held by such holder, as specified in Schedule A attached hereto.”

2.	REPRESENTATIONS AND WARRANTIES

Representations and Warranties. The Company hereby represents and warrants to the Holders as follows:

2.1 Organization and Qualification. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and, where legally applicable, in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation, partnership, trust or other legal entity and, where legally applicable, is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each of the Company and its Subsidiaries has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and to perform the provisions hereof.

2.2 Authorization, Etc. This Agreement has been duly authorized by all necessary corporate action on the part of the Company and does not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable. The execution and delivery of this Agreement constitutes private and commercial acts rather than governmental or public acts of the Company. This Agreement, the NPAs, as amended hereby, and the Notes constitute the legal, valid, and binding obligations of the Company, enforceable in accordance with their respective terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

2.3 Compliance with Laws, Other Instruments, Etc. The execution and delivery of this Agreement and the performance by the Company of this Agreement, the NPAs, as amended hereby, and the Notes will not (a) contravene, result in any breach of, or constitute a default under or result in the creation of any Lien (other than as contemplated by the NPAs) in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, security agreement, deed of trust, loan, purchase or credit agreement, lease, articles or by-laws or the legal equivalent of the foregoing, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or other Governmental Authority applicable to the Company or any Subsidiary, or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

2.4 Legal, Valid and Binding Obligations. Each of this Agreement, the NPAs, as amended hereby, the Notes and each other Financing Agreement constitutes a legal, valid and binding obligation of the Company and its Subsidiaries party thereto, enforceable against each of them in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar statutes affecting the enforcement of creditors’ rights generally and by general principles of equity.

2.5 No Default or Event of Default. No event has occurred and is continuing and no condition exists that, after giving effect to this Agreement, would constitute a Default or an Event of Default.

3.	CONDITIONS PRECEDENT

This Agreement shall become effective as of the date on which all of the following conditions precedent have been satisfied in full (the “Effective Date”):

3.1 Execution and Delivery of this Agreement. Each of the Holders and the Company shall have executed and delivered this Agreement and the Holders and the Company (or counsel on their behalf) shall have received a counterpart of this Agreement duly executed and delivered by the Holders and the Company.

3.2 Representations and Warranties. The representations and warranties set forth in Section 2 hereof shall be true and correct on the Effective Date in all respects.

3.3 June 2020 Fees. On or prior to the date hereof, the Company shall have paid to each Holder a fee of [REDACTED]% ([REDACTED] Basis Points) of the aggregate principal amount of Notes outstanding as of June 30, 2020 held by such Holder. Such payment shall be made in the manner and to the account for payment of principal and interest in respect of the Notes held by such Holder, as specified in the NPA or NPAs to which such Holder is a party.

3.4 Payment of Fees. On or prior to the date hereof, the Company shall have paid all fees, expenses and disbursements of Akin Gump Strauss Hauer & Feld LLP and GLC Advisors & Co. invoiced on or prior to the date hereof.

4. MISCELLANEOUS

4.1 Ratification; No Waiver. Subject to the amendments set forth in Section 1, the NPAs, the Notes and the other Financing Agreements shall remain in full force and effect. The execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of the Holders under the NPAs or any other Financing Agreement, nor constitute a waiver of any provision of the NPAs or any other Financing Agreement. The execution, delivery and effectiveness of this Agreement shall not be, and shall not be deemed to be, a course of action with respect to the NPAs or any other Financing Agreement upon which the Company may rely in the future, and the Company hereby expressly waives any claim to such effect.

4.2 Reference to and Effect on the NPAs. On and after the date hereof, each reference in the NPAs, and in other documents describing or referencing the NPAs, to the “Agreement,” “Note Purchase Agreement,” “hereunder,” “hereof,” “herein,” or words of like import referring to the NPAs shall mean and be a reference to the NPAs as amended hereby.

4.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4.4 Amendment. No amendment, modification, rescission, waiver or release of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the Company and the Holders.

4.5 Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the Province of Alberta and the laws of Canada applicable therein.

4.6 Counterparts. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original, but altogether only one instrument. The parties agree to electronic contracting and signatures with respect to this Agreement. Delivery of an electronic signature to, or a manually signed counterpart of, this Agreement by facsimile, e-mail, pdf or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of a manually signed counterpart and shall be admissible into evidence for all purposes.

4.7 Noteholder Representation. Each beneficial holder of Notes that is a signatory hereto, but is not the registered holder of such Notes, represents and warrants that it has the power and authority to bind such registered holder to this Agreement by its execution hereof with the same force and effect as if such registered holder had also executed and delivered this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Company and the undersigned Holders have caused this Agreement to be executed and delivered by their respective officer or officers thereunto duly authorized.

OBSIDIAN ENERGY LTD.

By:	(signed) Peter D. Scott
Name: Peter D. Scott
Title:	Senior Vice President and Chief Financial Officer

By:
Name:
Title:

[Signature Page to NPAs Amendment Agreement – Obsidian]

THE LINCOLN NATIONAL LIFE INSURANCE COMPANY

By:	Delaware Investment Advisers, a series of
Delaware Management Business Trust,
Attorney in Fact

By:	(signed) [Name Redacted]
Name:	[Name Redacted]
Title:	Senior Vice President

[Signature Page to NPAs Amendment Agreement – Obsidian]

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	(signed) [Name Redacted]
Title:	Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY

By: PGIM, Inc., as Investment Manager

By:	(signed) [Name Redacted]
Title:	Vice President

ZURICH AMERICAN INSURANCE COMPANY

By: Prudential Private Placement Investors, L.P.
(as Investment Advisor)

By: Prudential Private Placement Investors, Inc.
(as its General Partner)

By:	(signed) [Name Redacted]
Title:	Vice President

PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION

By: PGIM, Inc., as Investment Manager

By:	(signed) [Name Redacted]
Title:	Vice President

[Signature Page to NPAs Amendment Agreement – Obsidian]

THE GIBRALTAR LIFE INSURANCE CO., LTD.

By: Prudential Investment Management Japan Co., Ltd., as Investment Manager

By: PGIM, Inc. as Sub-Adviser

By:	(signed) [Name Redacted]
Title:	Vice President

MTL INSURANCE COMPANY

By: Prudential Private Placement Investors, L.P.
(as Investment Advisor)

By: Prudential Private Placement Investors, Inc.
(as its General Partner)

By:	(signed) [Name Redacted]
Title:	Vice President

FARMERS NEW WORLD LIFE INSURACE COMPANY

By: Prudential Private Placement Investors, L.P.
(as Investment Advisor)

By: Prudential Private Placement Investors, Inc.
(as its General Partner)

By:	(signed) [Name Redacted]
Title:	Vice President

[Signature Page to NPAs Amendment Agreement – Obsidian]